UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2011

Scripps Networks Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 824-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 18, 2011. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

Description of Matters Submitted	In Favor	Authority Withheld	Broker Non-Votes
1. Election of Directors:
Class A Common Shares:
David A. Galloway	109,756,894	10,239,636	13,682,500
Dale C. Pond	110,537,344	9,459,186	13,682,500
Ronald W. Tysoe	96,877,467	23,119,063	13,682,500
Common Voting Shares:
John H. Burlingame	33,836,873	—	522,240
Michael R. Costa	33,836,873	—	522,240
Kenneth W. Lowe	33,836,873	—	522,240
Jarl Mohn	33,836,873	—	522,240
Nicholas B. Paumgarten	33,836,873	—	522,240
Mary McCabe Peirce	33,836,873	—	522,240
Jeffrey Sagansky	33,836,873	—	522,240
Nackey E. Scagliotti	33,836,873	—	522,240

	For	Abstain	Broker Non-Votes
2. Advisory Vote on Executive Compensation:
Common Voting Shares	33,836,873	—	522,240
3. Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation:
Common Voting Shares	33,785,733	51,140	522,240

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Chief Administrative Officer and Chief Financial Officer

Date: May 24, 2011